Exhibit 10.42

GRANT NO.

ACUGEN NEUROPEUTICS INC.

2002 STOCK OPTION AND RESTRICTED STOCK PLAN

[INCENTIVE][NONSTATUTORY] STOCK OPTION AGREEMENT

Acugen Neuropeutics Inc., a Washington corporation (the “Company”), hereby grants an Option to purchase shares of its common stock (the “Shares”) to the Optionee named below. The terms and conditions of the Option are set forth in this cover sheet, in the attachment and in the Company’s 2002 Stock Option and Restricted Stock Plan (the “Plan”).

Date of Option Grant:                                              , [YEAR]

Name of Optionee:

Optionee’s Social Security Number:              -              -

Number of Shares Covered by Option:

Exercise Price per Share: $                .

Vesting Start Date:                                      , [YEAR]

Vesting Schedule:

Subject to all the terms of the attached Agreement and continuation of your Service through the applicable vesting date, your right to purchase Shares under this Option vests as to 25% of the total number of Shares covered by this Option, as shown above, on the one-year anniversary of the Vesting Start Date. Thereafter, the number of Shares which you may purchase under this Option shall vest at the rate of 2.0833% per month, with 100% vested and exercisable on the four-year anniversary of the Vesting Start Date. [OR SUBSTITUTE A DIFFERENT VESTING SCHEDULE]. The resulting aggregate number of vested Shares will be rounded to the nearest whole number. No additional Shares will vest after your Service has terminated for any reason.

By signing this cover sheet, you agree to all of the terms and conditions described in the attached

Agreement and in the Plan, a copy of which is also enclosed.

Optionee:
(Signature)

Company:
(Signature)

Title:

Attachment

ACUGEN NEUROPEUTICS INC.

2002 STOCK OPTION AND RESTRICTED STOCK PLAN

[INCENTIVE][NONSTATUTORY] STOCK OPTION AGREEMENT

The Plan and Other Agreements

The text of the Plan is incorporated in this Agreement by reference. Certain capitalized terms used in this Agreement are defined in the Plan. [The Plan is subject to shareholder approval within twelve (12) months of the Board’s approval, effective June     , 2002.]

This Agreement and the Plan constitute the entire understanding between you and the Company regarding this Option. Any prior agreements, commitments or negotiations concerning this Option are superseded.

[Incentive][Nonstatutory] Stock Option	This Option is intended to be an Incentive Stock Option under Section 422 of the Internal Revenue Code and will be interpreted accordingly. [If shareholders of the Company fail to approve the Plan within twelve (12) months of the Board’s approval, effective June , 2002, this Option will be deemed a Nonstatutory Stock Option. If you cease to be an employee of the Company, a Subsidiary or a Parent but continue to provide Service, this Option will be deemed a Nonstatutory Stock Option on the 90th day after you cease to be an employee. In addition, to the extent that all or part of this Option exceeds the $100,000 rule of Section 422(d) of the Code, this Option or the lesser excess part will be treated as a Nonstatutory Stock Option.]

Vesting	This Option is only exercisable before it expires and then only with respect to the vested portion of the Option. This Option will vest according to the Vesting Schedule on the attached cover sheet. If your Service terminates, this Option will no longer qualify for accelerated vesting upon a Change in Control occurring after the date of termination of Service, pursuant to Section 10 of the Plan.

Term	Your Option will expire in any event at the close of business at Company headquarters on the day before the 10th anniversary of the Date of Option Grant, as shown on the cover sheet. Your Option will expire earlier if your Service terminates, as described below.

Regular Termination	If your Service terminates for any reason, other than death, Disability or Cause, as defined below, then your Option will expire at the close of business at Company headquarters on the 90th day after your termination date.

Termination for Cause	If your Service is terminated for Cause, as determined by the Board in its sole discretion, then you shall immediately forfeit all rights to your Option and the Option shall immediately expire. For purposes of this Agreement, “Cause” shall mean the termination of your Service due to your commission of any act of fraud, embezzlement or dishonesty; any unauthorized use or disclosure of confidential information or trade secrets of the Company (or any Parent, Subsidiary or Affiliate); or any other intentional misconduct adversely affecting the business or affairs of the Company (or any Parent, Subsidiary or Affiliate) in a material manner. This definition shall not restrict in any way the Company’s or any Parent’s, Subsidiary’s or Affiliate’s right to discharge you for any other reason, nor shall this definition be deemed to be inclusive of all the acts or omissions which constitute “cause” for purposes other than this Agreement.

Death	If your Service terminates because of your death, then your Option will expire at the close of business at Company headquarters on the date twelve (12) months after the date of death. During that twelve (12) month period, your estate or heirs may exercise the vested portion of your Option.

Disability	If your Service terminates because of your Disability, then your Option will expire at the close of business at Company headquarters on the date twelve (12) months after your termination date.

Leaves of Absence

For purposes of this Option, your Service does not terminate when you go on a bona fide leave of absence that was approved by the Company in writing, if the terms of the leave provide for continued Service crediting, or when continued Service crediting is required by applicable law. [However, your Service will be treated as terminating ninety (90) days after you went on leave, unless your right to return to active work is guaranteed by law or by a contract.] Your Service terminates in any event when the approved leave ends unless you immediately return to active work.

The Company determines which leaves count for this purpose, and when your Service terminates for all purposes under the Plan.

Notice of Exercise

When you wish to exercise this Option, you must notify the Company by filing the proper “Notice of Exercise” form at the address given on the form. Your notice must specify how many Shares you wish to purchase. Your notice must also specify how your Shares should be registered (in your name only or in your and your spouse’s names as community property or as joint tenants with right of survivorship). The notice will be effective when it is received by the Company.

If someone else wants to exercise this Option after your death, that person must prove to the Company’s satisfaction that he or she is entitled to do so.

Form of Payment

When you submit your notice of exercise, you must include payment of the Exercise Price for the Shares you are purchasing. Payment may be made in [one (or a combination) of the following forms]:

•  Cash, your personal check, a cashier’s check or a money order.

[Determine at time of grant which of the following will be included:]

•  [Shares which have already been owned by you for [more than six (6) months] and which are surrendered to the Company. The value of the Shares, determined as of the effective date of the Option exercise, will be applied to the Exercise Price.]

•  [Payment may be made all or in part with a full recourse promissory note executed by you. The interest rate and other terms and conditions of such note shall be determined by the Company. The Company may require that you pledge your Shares to the Company for the purpose of securing the payment of such note.]

•  [To the extent a public market for the Shares exists as determined by the Company, by delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of the aggregate Exercise Price.]

Withholding Taxes	You will not be allowed to exercise this Option unless you make acceptable arrangements to pay any withholding or other taxes that may be due as a result of the Option exercise or sale of Shares acquired under this Option.

Restrictions on Exercise and Resale	By signing this Agreement, you agree not to exercise this Option or sell any Shares acquired under this Option at a time when applicable laws, regulations or Company or underwriter trading policies prohibit exercise, sale or issuance of Shares. The Company will not permit you to exercise this Option if the issuance of Shares at that time would violate any law or regulation. The Company shall have the right to designate one or more periods of time, each of which shall not exceed one hundred eighty (180) days in length, during which this Option shall not be exercisable if the Company determines (in its sole discretion) that such limitation on exercise could in any way facilitate a lessening of any restriction on transfer pursuant to the Securities Act or any state securities laws with respect to any issuance of securities by the Company, or facilitate the registration or qualification of any securities by the Company under the Securities Act or any state securities laws, or facilitate the perfection of any exemption from the registration or qualification requirements of the Securities Act or any applicable state securities laws for the issuance or transfer of any securities, or subject the Company to reporting requirements under the Securities Exchange Act (including Section 12(g)). Such limitation on exercise shall not alter the vesting schedule set forth in this Agreement other than to limit the periods during which this Option shall be exercisable.

If the sale of Shares under the Plan is not registered under the Securities Act, but an exemption is available which requires an investment or other representation, you shall represent and agree at the time of exercise that the Shares being acquired upon exercise of this Option are being acquired for investment, and not with a view to the sale or distribution thereof, and shall make such other representations as are deemed necessary or appropriate by the Company and its counsel.

The Company’s Right of First Refusal

In the event that you propose to sell, pledge or otherwise transfer to a third party any Shares acquired under this Agreement, or any interest in such Shares, the Company shall have the “Right of First Refusal” with respect to all (and not less than all) of such Shares. If you desire to transfer Shares acquired under this Agreement, you must give a written “Transfer Notice” to the Company describing fully the proposed transfer, including the number of Shares proposed to be transferred, the proposed transfer price and the name and address of the proposed transferee.

The Transfer Notice shall be signed both by you and by the proposed new transferee and must constitute a binding commitment of both parties to the transfer of the Shares. The Company shall have the right to purchase all, and not less than all, of the Shares on the terms of the proposal described in the Transfer Notice (subject, however, to any change in such terms permitted in the next paragraph) by delivery of a notice of exercise of the Right of First Refusal within thirty (30) days after the date when the Transfer Notice was received by the Company. The Company’s rights under this subsection shall be freely assignable, in whole or in part.

If the Company fails to exercise its Right of First Refusal within thirty (30) days after the date when it received the Transfer Notice, you may, not later than ninety (90) days following receipt of the Transfer Notice by the Company, conclude a transfer of the Shares subject to the Transfer Notice on the terms and conditions described in the Transfer Notice. Any proposed transfer on terms and conditions different from those described in the Transfer Notice, as well as any subsequent proposed transfer by you, shall again be subject to the Right of First Refusal and shall require compliance with the procedure described in the paragraph above. If the Company exercises its Right of First Refusal, the parties shall consummate the sale of the Shares on the terms set forth in the Transfer Notice within sixty (60) days after the date when the Company received the Transfer Notice (or within such longer period as may have been specified in the Transfer Notice); provided, however, that in the event the Transfer Notice provided that payment for the Shares was to be made in a form other than lawful money paid at the time of transfer, the Company shall have the option of paying for the Shares with lawful money equal to the present value of the consideration described in the Transfer Notice.

The Company’s Right of First Refusal shall inure to the benefit of its successors and assigns and shall be binding upon any transferee of the Shares. Share certificates shall bear a restrictive legend, set forth in this Agreement, indicating that such shares shall be subject to the Company’s Right of First Refusal.

The Company’s Right of First Refusal shall terminate in the event that Shares are listed on an established stock exchange or is quoted regularly on the Nasdaq National Market.

Transfer of Option

Prior to your death, only you may exercise this Option. You cannot transfer or assign this Option. For instance, you may not sell this Option or use it as security for a loan. If you attempt to do any of these things, this Option will immediately become invalid. You may, however, dispose of this Option in your will.

Regardless of any marital property settlement agreement, the Company is not obligated to honor a notice of exercise from your spouse, nor is the Company obligated to recognize your spouse’s interest in your Option in any other way.

Retention Rights	Your Option or this Agreement does not give you the right to be retained by the Company (or any Parent or any Subsidiaries or Affiliates) in any capacity. The Company (or any Parent and any Subsidiaries or Affiliates) reserves the right to terminate your Service at any time and for any reason.

Shareholder Rights	You, or your estate or heirs, have no rights as a shareholder of the Company until you properly exercise and deliver consideration for your Option’s Shares that is accepted by the Company, in accordance with terms in this Agreement and the Plan. No adjustments shall be made for dividends or other rights if the applicable record date occurs before you are a record Shareholder of the Company, except as described in the Plan.

Adjustments	In the event of a stock split, a stock dividend or a similar change in the Company stock, the number of Shares covered by this Option and the exercise price per Share may be adjusted (and rounded down to the nearest whole number) pursuant to the Plan. Your Option shall be subject to the terms of the agreement of merger, liquidation or reorganization in the event the Company is subject to such corporate activity.

Legends

All certificates representing the Shares issued upon exercise of this Option shall, where applicable, have endorsed thereon the following legend:

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS, AND NO INTEREST MAY BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED UNLESS (A) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS COVERING ANY SUCH TRANSACTION INVOLVING SAID SECURITIES, (B) THIS CORPORATION RECEIVES AN OPINION OF LEGAL COUNSEL FOR THE HOLDER OF THESE SECURITIES SATISFACTORY TO THIS CORPORATION STATING THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION, OR (C) THIS CORPORATION OTHERWISE SATISFIES ITSELF THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION.”

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON RESALE AND TRANSFER AND A RIGHT OF FIRST REFUSAL HELD BY THE ISSUER AND/OR ITS ASSIGNEE(S) AND MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED, OR IN ANY WAY DISPOSED OF EXCEPT AS SET FORTH IN AN AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL PURCHASER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH TRANSFER RESTRICTIONS AND RIGHT OF FIRST REFUSAL ARE BINDING ON TRANSFEREES OF THESE SHARES.”

Applicable Law	This Agreement will be interpreted and enforced under the laws of the State of Washington without giving effect to principles of conflicts of law.

By signing the cover sheet of this Agreement, you agree to all of the terms and conditions described above and in the Plan.